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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the use in the Statement of Additional Information constituting part of the registration statement on Form N-14 (the "Registration Statement") of our report dated February 25, 2005 relating to the financial statements and financial highlights of Large Cap Growth Trust and Capital Appreciation Trust (portfolios of John Hancock Trust), appearing in the December 31, 2004 Annual Report to Shareholders of John Hancock Trust and to the incorporation by reference of our report into the Prospectus/Proxy statement which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Financial Highlights" in such Prospectus/Proxy statement.

We hereby also consent to the incorporation by reference in the April 30, 2005 Statement of Additional Information of John Hancock Trust (formerly Manufacturers Investment Trust) of our reports dated February 25, 2005 relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Reports to Shareholders of the John Hancock Trust (formerly Manufacturers Investment Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Independent Registered Public Accounting Firm" in the April 30, 2005 Prospectus of John Hancock Trust.


PricewaterhouseCoopers LLP
Boston, Massachusetts
January 23, 2006